Exhibit 99.2

© 2021 EXELA TECHNOLOGIES, INC © 2021 EXELA TECHNOLOGIES, INC Unaudited Financial Results Preliminary Fourth Quarter and 2020 Annual Results “The Digital Journey Continues” March 2021

© 2021 EXELA TECHNOLOGIES, INC © 2021 EXELA TECHNOLOGIES, INC Unaudited Financial Results PROPRIETARY INFORMATION Today’s presenters & Exela snapshot Ron Cogburn Chief Executive Officer Shrikant Sortur Chief Financial Officer 2 Industry Trends • Digital is driving growth in B2B and B2C leaving the existing networks behind Exela’s Moat • Extensive investment in technology built on rules of customers’ processes and industry guidelines • Many patents in process, robotics, and cognitive automation Long - Standing Blue - Chip Customers • 4,000+ customers and 60+ of the Fortune 100® with average tenure of over 15 years Referenceable Technology • Fully deployed technology stack for payments and bills and intelligent data processing across banking, insurance and healthcare

Notices

Forward-Looking Statements Certain statements included in this presentation are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward looking statements generally are accompanied by words such as "may", "should", "would", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "continue", "future", "will", "expect", "outlook" or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading "Risk Factors" in the. In addition, forward-looking statements provide Exela's expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela's assessments to change. These forward-looking statements should not be relied upon as representing Exela's assessments as of any date subsequent to the date of this presentation.

Non-GAAP Financial Measures and Related Information This presentation includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles("GAAP"). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela's board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela's financial performance, because it allows them to compare Exela's operating performance on a consistent basis across periods by removing the effects of Exela's capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the "Novitex Business Combination") and capital markets-based activities).Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team. Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this presentation.

Preliminary Unaudited Results The estimated financial results described herein are preliminary, unaudited and represent the most recent current information available to Exela management. Exela's actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures, final adjustments that may arise between the date of this press release and the time that financial results for the fourth quarter of 2020 are finalized, and such differences may be material. Final data will be included in Exela's Annual Report on Form10-K for the period ended December 31, 2020.

Restatement As described in additional detail in the Explanatory Note to the Company's Annual Report on Form 10-K filed with the SEC on June 9, 2020 (the "Annual Report"), the Company restated its audited consolidated financial statements for the years ended December 31, 2018 and 2017 and its unaudited quarterly results for the first three fiscal quarters in the fiscal year ended December 31, 2019 and each fiscal quarter in the fiscal year ended December 31, 2018 in the Annual Report. Previously filed annual reports on Form 10-K and quarterly reports on Form 10-Q for the periods affected by the restatement have not been amended. See Note 20, Unaudited Quarterly Financial Data, of the Notes to the consolidated financial statements in the Annual Report for the impact of these adjustments on each of the quarterly periods in fiscal 2018 and for the first three quarters of fiscal 2019. All amounts in this release affected by the restatement adjustments reflect such amounts as restated.

Rounding Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect absolute figures.

© 2021 EXELA TECHNOLOGIES, INC
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© 2021 EXELA TECHNOLOGIES, INC 4 • Revenue of $1.29B, a 17% decrease yoy primarily due to COVID - 19, transition revenue and sale of assets. • Digital Assets Group sales grew to comprise 8% of the total revenue in FY 2020 up from 7% in the YTD Q3 2020 period • Recently announced $90M TCV 10 - yr contract for first cloud - hosted PCH Global license for a major Healthcare insurer • Added $182M of ACV with 14 new logos each with TCV over $1M in 2020 • Adjusted EBITDA $173M, a 32% decrease yoy ; Adjusted EBITDA margin: 13% vs 16% yoy • $174M of cost savings in progress; Incremental cash realization of $38M in FY 2021 due to recently completed actions • Adding $27M to liquidity levels upon successful completion of equity raise Progress on key strategic initiatives • Completed non - core asset divestitures worth $50M; additional $100 - $150M of asset sales in progress • Exited non - strategic transition revenue and partially eliminated related stranded costs • Liquidity as of December 31, 2020 - $108M; Liquidity as of March 12, 2021 - $61M (without giving effect to $27M million equity raise or $53 million of capacity under the existing securitization facility that remains undrawn) • $145M 5 - year Term Loan to refinance existing AR securitization facility • Engaged UBS to pursue strategic alternatives to further strengthen the balance sheet Note: TCV defined as Total Contract Value over the life of the contract. Liquidity as defined per the third amendment of the credit agreement effective May 15, 2020. Additionally, the Company has $53 million capacity under the Loan and Security Agreement dated December 10, 2020 tha t remains undrawn in accordance with its terms. Exela 2020 Highlights Achieved quarterly guidance 5 times in a row even in the wake of COVID - 19 uncertainty

© 2021 EXELA TECHNOLOGIES, INC 5 Exela at a glance Leader in business process management solutions globally PROVEN TRACK RECORD 30+ Years of Experience in Business Process Automation 4,000+ Global Customers Across 14 Industry Verticals 60+ Percent of the Fortune ® 100 Partners with Exela 1,100+ Facilities Managed 50+ Countries 150+ Delivery Centers 2K+ IT Professionals 19K+ Employees GLOBAL FOOTPRINT Current and Emerging Solutions Liquidity Solutions: • Procure - to - Pay • Order - to - Cash • Expense management Payment Technologies and Services Human Capital Management Healthcare Payers and RCM Work from Anywhere (WFA) Technologies and Services Information Management and Communications

© 2021 EXELA TECHNOLOGIES, INC Significant whitespace with under 1% of TAM penetration 6 (1) Sourced from 2017 Gartner and Nomura Instinet research at time of Exela creation. 2022 TAM $207B Public Sector $22B Tech & Manufacturing $29B P&C / Insurance $15B Banking & Financial Services $54B Commercial & Other $81B Healthcare $7B 2022 TAM: $207B Legal $64M Tech & Manufacturing $81M P&C / Insurance $133M Banking & Financial Services $346M Commercial & Other $249M Healthcare $298M Public Sector $122M Total $1.3B Exela FY 2020 Revenue by Industry Total Addressable Market (TAM) (1) growing at 5% CAGR

© 2021 EXELA TECHNOLOGIES, INC All Other Customers 28% Solutions positioned for growth 7 Revenue Breadth, Diversity, Low Industry & Customer Concentration and Referenceable Solutions United States 82% Europe 16% Other 2% Banking & Financial Services 27% Tech & Manufacturing 6% Legal 5% Healthcare 23% Commercial 19% P&C Insurance 10% Public Sector 9% Top 20 Customers 34% Top 21 - 100 Customers 26% Top 101 - 200 Customers 12% Digital Assets 8% Business Process Automation Enabled by Digital 92% (1) Calculated on revenue for the twelve months ended December 31, 2020. (2) Calculated on revenue for the last twelve months ended December 31, 2020. Industries (2) Digital Foundations (1) Regions (1) Customers (2)

Key part of the critical supply chain infrastructure in multiple countries



Mailroom, Billing & Legal Claims
Top 5 Telecom: 400M Subscribers
Procure-to-Pay Solutions
$600Bn annual bills
Mailroom & Facilities Mgmt.
1,100+ Facilities Managed
Utility Bills & Payments
40+ Utilities
Exela Presence
Medical Records & RCM
200+ Hospitals & Healthcare Providers
Chemical
Communications
Critical Manufacturing
Commercial Facilities
Dams
Defense Industrial Base
Emergency Services
Energy
Financial
Government Facilities
Food & Agriculture
Nuclear Reactors, Materials & Waste
Healthcare & Public Health
Transportations Systems
Information Technology
Water
Claims Processing & RCM
Over 200M Insured + 20M Veterans
Master Data Management
Over 5 PB of Data Stored
Data Management & Tax Processing
IRS and State Departments of Revenue
DOJ; DOI; DHS; FBI; VA; House of Reps
Check Clearing & Loan Origination
Top 10 Banks: ~50% Total US Deposits
CISA

© 2021 EXELA TECHNOLOGIES, INC
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Exela's technology and services reach a majority of the US population

	FEDERAL	STATE	HEALTHCARE	BANKING	LEGAL	COMMERCIAL
US CITIZENS	All Tax Payers (non-electronic)	95+ Million Citizens	200M+ Subscribers 20M+ Veterans	100M+ Accounts 50% US Deposits	10M+ Claimants	13M+ Employees
VOLUMES	**100%** IRS Remittances (lockbox payments)	**30%** US Population in DOR States Serviced	**700,000** Complex Claims Processed Daily	**$1T+** Deposits Processed Annually	**$20B** Funds Distributed	**$600B** Bills Processed Annually
CUSTOMERS	• DHS | DOJ | FBI • IRS • USPS • House of Reps • Dept. of Interior • Dept. of Agriculture	• 25 State DORs • Dept. of Economic Security • DoT / DMV • Police Departments • Dept. of Water	• Department of VA • Top 5 Payers • 200+ HC Facilities • Medicaid • 6/15 Top Pharma	• Top 10 USB Banks • 120 Global Banks	• 98% AM Law 100 • OCC Mortgage • National Mortgage • Microsoft Antitrust • Target Data Breach • VW Emission	• 60% Fortune® 100 • Top 5 Telecom • 8/10 Top Retail • 50+ Insurance • 40+ Utility
CRITICALITY	• Tax Processing • Immigration Processing • Mailroom, Data and Document Mgmt.	• Tax Processing • Court Records • Benefit Administration • Data & Document Mgmt.	• VA Medical Records • Revenue Cycle Mgmt. • Claims Processing • Insurance Enrollment	• Remittance Processing • Loan Origination • Interbank Clearing • KYC/AML	• Claims Administration • Labor & Employment • Anti-trust, Securities & Consumer Finance • Financial Remediation	• Order-to-Cash • Procure-to-Pay • Master Data Mgmt. • Workflow Automation • Human Capital Management

© 2021 EXELA TECHNOLOGIES, INC Unaudited financial results

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© 2021 EXELA TECHNOLOGIES, INC 10 Exela’s Top 15 Customers – Long Tenured and Growing (1) ($ in millions) Description Tenure (in years) Engagement Model Customer 1 One of the Top 5 US Banks 14 Sole / Dual Customer 2 United States Department of Veteran Affairs 13 Dual Customer 3 One of the Top 5 US Healthcare Insurance Companies 21 Sole / Dual / Multi Customer 4 Leading Healthcare Insurance Company 16 Sole / Dual Customer 5 Leading financial services and auto loan provider 8 Sole Customer 6 One of the Big 4 Accounting firms 16 Multi Customer 7 Leading Healthcare Revenue Cycle Management Company 4 Sole Customer 8 State Government 15 Multi Customer 9 Leading Pharmaceutical Company 18 Dual Customer 10 One of the Top 10 US Banks 18 Dual Customer 11 One of the Top 5 US Banks 18 Multi Customer 12 One of the Top 5 Technology Companies 18 Multi Customer 13 One of the Top 10 US Banks and Financial Services Companies 18 Multi Customer 14 One of the Top 5 US Banks 17 Multi Customer 15 Leading Healthcare Company 18 Multi (1) Excludes certain Customers exited as part of the transition revenue. Average Tenure - 15 Years

© 2021 EXELA TECHNOLOGIES, INC PROPRIETARY INFORMATION © 2021 EXELA TECHNOLOGIES, INC What that means for Exela and its customers Building digital roads to repair customers’ broken processes 11 ~5 billion transactions annually Growing TAM Untapped potential Our mission is to grow as a trusted partner of our customers on their strategic journey • Building digital roads between legacy platforms and emerging standards to address the needs of the future • Secure open networks to enable better liquidity management and new services

© 2021 EXELA TECHNOLOGIES, INC In 2020, New business won as % of revenue remained in - line with historical trends (1) 12 ($ in millions) FY 2018A Q1 2019A Q2 2019A Q3 2019A Q4 2019A FY 2019A Q1 2020A Q2 2020A Q3 2020A Q4 2020A FY 2020A New Business $234 $68 $53 $48 $38 $207 $58 $35 $30 $60 $182 Renewal 222 72 43 102 47 264 27 45 41 57 169 Total $456 $140 $96 $150 $85 $471 $85 $80 $70 $116 $351 $456 $471 $351 $322 $439 $483 29% 30% 27% FY 2018A FY 2019A FY 2020E Closed Won Closed Lost Closed Won % of Total Revenue ($ in millions) (1) Calculated as the ratio of closed won and annual revenue in each of the respective years. 2018: $456/$1,586 (29%), 2019: $4 71/$1,562 (30%) and 2020: $351/$1,293 (27%) (2) Measured by annual contract value in millions (3) Excludes transactions where there was no decision and/or a disqualification Closed Won and Closed Lost by Year (2) Annual Contract Value Signings by Quarter (3) Awarded $188 million in September 2020 from VA under a teaming agreement with General Dynamics for VICCS over a 5 - year term 8 9 14 New Logos with > $1M TCV

Exela's business has proven to be resilient during COVID-19

	Agile business model	Result
Revenue & Business Model	• **Customers consider adopting the Digital Asset Group and Business Process Automation models for our solutions and services**	**Demand for technology led solutions in healthcare, bills and payments is showing signs of recovery within the existing customer base**
	• **Flexibility in the business model and quick response teams enabled adjustments to operational capacity in order to match Customer demand levels, mitigating gross margin impact**	**Quality and SLA achievements enabled by digital foundation**
Operating Model	• **Adoption of the Work from Anywhere ("WFA") model for Exela employees, with possibility to increase to over 50% of employees**	**Successfully rolled out WFA for 10,000+ employees**
	◦ Except for senior members, most exempt employees' productivity levels are lower by approximately 20% or more ◦ Organizational effectiveness varies by country with delivery organizations most impacted: ~35% to 40% in some countries	**WFA enables resilient, secure and efficient environment**
	• **Real-estate footprint consolidation enabled by WFA**	**Plans to exit 35% of existing facilities**

© 2021 EXELA TECHNOLOGIES, INC

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Exela's digital foundation enables easier process integration

$1.3 Billion revenue in 2020 delivered by fully operational 7-Layer stack


Desktop
EDI
Web
Mobile
ERPs
Industry Platforms and Networks
Digital Mailroom
Email/Fax
EDI
Web Portal
Mail
Front-End Software (B2B/B2C/SaaS)
DigitalNow® End-to-End Process
Platform Integrations
Process Components
Intelligent Workflow Automation
Information Management
Data Fabric

7 Exela's front-end applications (branded or private label) directly interfacing with end-user experience

6 Full-cycle operations and technology for multi-channel processing through execution of business outcomes

5 Exela platforms directly connected to customers' core systems, accessed through SSO and common interfaces

4 Operations partner for component(s) of larger process, handing off output files for downstream execution

3 Digital connectivity and automated decisioning driving productivity and quality

2 Digital classifications, data enhancement, and normalization driving downstream processes improvements

1 Host, gather, extract all types of structed and unstructured data, digital and analog

© 2021 EXELA TECHNOLOGIES, INC
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© 2021 EXELA TECHNOLOGIES, INC Exela’s capabilities go beyond one class of competitor 15 Bills and Payments Enterprise Software BPO

© 2021 EXELA TECHNOLOGIES, INC Reported accounting segment snapshot as of FY 2020 16 Information & Transaction Processing Solutions Healthcare Solutions Legal & Loss Prevention Services Segment Overview • Enterprise Information Management • Banking, Finance & Accounting • Payment, and Public Sector Solutions • Unified Communications Services • Digital Services • Document Logistics • Revenue cycle solutions and information management • Payer Solutions • Processing and administration of legal claims and settlements FY 20 Revenue/ Gross Margin $1,005M / 19% $219M / 27% $68M / 29% Revenue Model Primarily transaction - based pricing (with minimum volume guarantees) as well as annual licensing and fixed management fees Primarily transaction - based pricing (with minimum volume guarantees) as well as annual licensing and fixed management fees Time and materials based and transaction - based pricing models Contract Tenure 1 - 5 years with typical contract of 3 years 1 - 5 years with typical contract of 3 years Duration varies from 3 months to multiple years for large settlements Total employees as of December 31, 2020 were 19,000 as compared to 21,000 as of September 30, 2020

Q4 2020 Preliminary Income statement and Adjusted EBITDA highlights

$ in millions	Q4'20	Q4'19	Change ($)
Information and Transaction Processing Solutions	243.5	306.7	(63.2)
Healthcare Solutions	51.6	69.8	(18.2)
Legal and Loss Prevention Services	18.9	17.1	1.8
Total Revenue	**314.1**	**393.6**	**(79.5)**
% change	*-20%*	*-2%*	
Cost of revenue (exclusive of depreciation and amortization)	255.0	314.9	(59.9)
Gross profit	**59.1**	**78.7**	**(19.6)**
as a % of revenue	*19%*	*20%*	*-1.2%*
SG&A	45.9	49.7	(3.8)
Depreciation and amortization	25.8	24.4	1.4
Impairment of goodwill and other intangible assets	-	252.4	(252.4)
Related party expense	1.3	1.7	(0.4)
Operating (loss) income	**(13.9)**	**(249.5)**	**235.6**
as a % of revenue	*-4%*	*-63%*	*59.0%*
Interest expense, net	44.2	43.2	1.0
Loss on extinguishment of debt	9.6	-	9.6
Sundry expense (income) & Other income, net	11.0	9.4	1.6
Net loss before income taxes	**(78.7)**	**(302.1)**	**223.4**
Income tax expense (benefit)	10.1	2.0	8.2
Net income (loss)	**(88.9)**	**(304.1)**	**215.2**
as a % of revenue	*-28%*	*-77%*	*49.0%*
Depreciation and amortization	25.8	24.4	1.4
Interest expense, net	44.2	43.2	1.0
Income tax expense (benefit)	10.1	2.0	8.2
EBITDA	**(8.6)**	**(234.5)**	**225.9**
as a % of revenue	*-3%*	*-60%*	*56.8%*
EBITDA Adjustments			
1 Gain / loss on derivative instruments	0.7	(0.6)	1.3
2 Non-Cash and Other Charges	30.7	271.9	(241.2)
3 Transaction and integration costs	4.9	1.5	3.4
Sub-Total (Adj. EBITDA before O&R)	**27.7**	**38.3**	**(10.6)**
4 Optimization and restructuring expenses	9.5	14.7	(5.2)
Adjusted EBITDA	**37.2**	**53.0**	**(15.9)**
as a % of revenue	*11.8%*	*13.5%*	*-1.6%*

Revenue: Exceeded the guidance range for the Q4 2020 quarter ($300-310M). 20% decline yoy driven by lower transaction volumes since mid-March as a result of COVID-19, transition revenue and sale of assets

COGS/margin: Decreased 120 bps on a yoy basis primarily due to non-cash charges related to a facility exit offset by better cost and capacity management and reduction of stranded costs attributable. Q4 Gross Profit Margin declined sequentially due to non-cash charges due to facility exit, business mix change, year-end accrual of paid time off charges related to carry over of vacation time and benefit in Q3 related to CARES Act credits

SG&A: Declined by 8% but included higher professional fees and advisory costs

Adjusted EBITDA margin: Declined by 160 bps primarily due to lower gross profits coupled with operating leverage and lower O&R charges

Capex: $6M in Q4 2020 including additions to internally developed software for Q4 2020 representing ~2% of revenue

Liquidity: $108M as of December 31, 2020 as per the credit agreement definition consisting of $63M of cash and an additional $26M of availability under global credit facilities. Additionally, the Company has $53 million capacity under the Loan and Security Agreement dated December 10, 2020 that remains undrawn in accordance with its terms

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FY 2020 Preliminary Income statement and Adjusted EBITDA highlights

$ in millions	FY'20	FY'19	Change ($)
Information and Transaction Processing Solutions	1,005.0	1,234.3	(229.3)
Healthcare Solutions	219.0	256.6	(37.6)
Legal and Loss Prevention Services	68.4	71.3	(2.9)
Total Revenue	**1,292.6**	**1,562.3**	**(269.8)**
% change	*-17%*		
Cost of revenue (exclusive of depreciation and amortization)	1,023.5	1,224.7	(201.2)
Gross profit	**269.0**	**337.6**	**(68.6)**
as a % of revenue	*21%*	*22%*	*-0.8%*
SG&A	186.1	198.9	(12.8)
Depreciation and amortization	94.0	100.9	(7.0)
Impairment of goodwill and other intangible assets	-	349.6	(349.6)
Related party expense	5.4	9.5	(4.1)
Operating (loss) income	**(16.4)**	**(321.2)**	**304.8**
as a % of revenue	*-1%*	*-21%*	*19.3%*
Interest expense, net	173.9	163.4	10.4
Loss on extinguishment of debt	9.6	1.4	8.2
Sundry expense (income) & Other income, net	(34.9)	15.4	(50.3)
Net loss before income taxes	**(164.9)**	**(501.5)**	**336.5**
Income tax expense (benefit)	13.6	7.6	5.9
Net income (loss)	**(178.5)**	**(509.1)**	**330.6**
as a % of revenue	*-14%*	*-33%*	*18.8%*
Depreciation and amortization	94.0	100.9	(7.0)
Interest expense, net	173.9	163.4	10.4
Income tax expense (benefit)	13.6	7.6	5.9
EBITDA	**102.9**	**(237.1)**	**340.0**
as a % of revenue	*8%*	*-15%*	*23.1%*
EBITDA Adjustments			
1 Gain / loss on derivative instruments	0.2	4.3	(4.1)
2 Non-Cash and Other Charges	8.0	407.9	(399.9)
3 Transaction and integration costs	16.6	5.7	10.9
Sub-Total (Adj. EBITDA before O&R)	**127.8**	**180.9**	**(53.1)**
4 Optimization and restructuring expenses	45.6	73.9	(28.3)
Adjusted EBITDA	**173.4**	**254.8**	**(81.4)**
as a % of revenue	*13.4%*	*16.3%*	*-2.9%*

Revenue: Exceeded the quarterly guidance range for all the 2020 quarters despite the uncertainty due to the pandemic. 17% decline yoy driven by lower transaction volumes since mid-March as a result of COVID-19, transition revenue and sale of assets

COGS/margin: Decreased 80 bps on a yoy basis primarily due to lower revenue offset by implementation of capacity management, savings actions and partial elimination of stranded costs

SG&A: Declined by 6% but included higher professional fees and advisory costs

Adjusted EBITDA margin: Declined by 290 bps primarily due to lower gross profits coupled with operating leverage and lower O&R charges

Capex: $16M in FY 2020 including additions to internally developed software representing ~1% of revenue fairly asset light model

© 2021 EXELA TECHNOLOGIES, INC

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Strong revenue visibility driven by recurring revenue

Customer Renewal Rates[1] (%)


88%
91%
94%
81%
FY 2017A
FY 2018A
FY 2019A
FY 2020A

High Renewal Rates Driven by:

- Ability to meet exceptionally high SLA's even during COVID-19
- Important partner for our customers' digital journey
- High switching costs

- 2020 Renewal rates were negatively impacted by the COVID-19 pandemic
- ~90% of next 12 months revenue is highly visible at any point in time
- Renewal rates expected to return to pre-COVID-19 levels of over 90%

(1) Calculated by excluding certain Customers exited as part of the transition revenue. Calculated as annualized contract value ("ACV") of contracts renewed as percentage of ACV of total contracts up for renewal.

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© 2021 EXELA TECHNOLOGIES, INC Operating leverage improvement - Savings program update 20 20 20 Note: Completed initiatives represent $243.6 million of run rate savings across Headcount ($152.5 million), Vendor ($76.4 mil lio n), and Lease ($14.7 million) saving initiatives. Recently Executed Savings Overview ($ in millions) Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021E Cash Realization $9.6 $9.8 $8.8 $9.8 $38.0 Cost Savings Program Overview • In - progress initiatives represent $174.2 million of run rate savings across Headcount ($136.1 million), Vendor ($13.0 million), and Lease ($25.0 million) • Largest driver of savings is headcount reductions from process standardization, automation, right sizing efforts and elimination of stranded costs Savings include headcount reduction, equipment consolidation and consolidation of 5 facilities

© 2021 EXELA TECHNOLOGIES, INC 2021 Financial Outlook and Operating Model Considerations 21 Revenue • Normalization of pre - COVID - 19 volumes expected in 2021 • Renewal rates to return to historical levels pre - COVID - 19 • Continued momentum in winning new business Estimated Range: $1,250 - $1,390 million Gross Profit Margin • Improved operating leverage resulting from the normalization of volumes to pre - COVID - 19 levels • Increased productivity of existing employee base and higher utilization of production infrastructure Estimated Range: 23 - 25% of revenue Adj EBITDA (1) Margin • Improved operating leverage resulting from the scaling of revenue with minimal additions to production infrastructure • Reduction in professional and legal expenses due to normalization of capital structure Estimated Range: 16 - 17% of revenue Capex and Working Capital • Capex levels of approximately 1% of revenue , in line with historic levels • Working capital in line with historic levels and recent trends

© 2021 EXELA TECHNOLOGIES, INC PROPRIETARY INFORMATION © 2021 EXELA TECHNOLOGIES, INC Exela Highlights 22 • Category - leading platform in the Business Process Management industry • Well - positioned in large, information - intensive industries • Digital foundation enabling technology - led solutions referenceable in key industries • Diversified across customers and end - markets with significant growth potential • Resilient business model affirmed during COVID - 19 • Strong visibility driven by recurring revenue • Asset - light financial model with significant FCF generation • Variable cost structure with operational leverage • Technology led automation driving margin expansion • Experienced management with significant industry experience

© 2021 EXELA TECHNOLOGIES, INC 23 Appendix / Reference

Reconciliation of non-GAAP measures – Revenue and Adj EBITDA

Non-GAAP constant currency revenue reconciliation

($ in millions)	Three months ended 31-Dec-20	Three months ended 31-Dec-19	Twelve months ended 31-Dec-20	Twelve months ended 31-Dec-19
Revenues, as reported (GAAP)	**$314.1**	**$393.6**	**$1,292.6**	**$1,562.3**
Foreign currency exchange impact [1]	(4.2)		(3.4)	
Revenues, at constant currency (Non-GAAP)	**$310.0**	**$393.6**	**$1,289.2**	**$1,562.3**

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and twelve months ended December 30, 2019, to the revenues during the corresponding period in 2020.

Reconciliation of Adjusted EBITDA

($ in millions)	Three months ended 31-Dec-20	Three months ended 31-Dec-19	Twelve months ended 31-Dec-20	Twelve months ended 31-Dec-19
Net loss (GAAP)	**($88.9)**	**($304.1)**	**($178.5)**	**($509.1)**
Interest expense	44.2	43.2	173.9	163.4
Taxes	10.1	2.0	13.6	7.6
Depreciation and amortization	25.8	24.4	94.0	100.9
EBITDA (Non-GAAP)	**($8.6)**	**($234.5)**	**$102.9**	**($237.1)**
Transaction and integration costs	4.9	1.5	16.6	5.7
Optimization and restructuring expenses	9.5	14.7	45.6	73.9
Gain / loss on derivative instruments	0.7	(0.6)	0.2	4.3
Other Charges	30.7	271.9	8.0	407.9
Adjusted EBITDA (Non-GAAP)	**$37.2**	**$53.0**	**$173.4**	**$254.8**
Foreign currency exchange impact [1]	0.0		1.1	-
Adjusted EBITDA, at constant currency (Non-GAAP)	**$37.2**	**$53.0**	**$174.4**	**$254.8**

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and twelve months ended December 30, 2019, to the revenues during the corresponding period in 2020.

© 2021 EXELA TECHNOLOGIES, INC

24

© 2021 EXELA TECHNOLOGIES, INC Reconciliation of non - GAAP measures – Revenue and Adj EBITDA Margin 25 31-Dec-20 31-Dec-19 31-Dec-20 31-Dec-19 Revenues, as reported (GAAP) $314.1 $393.6 $1,292.6 $1,562.3 (-) Postage & postage handling 54.1 70.1 230.0 275.3 Revenue - Net of pass through (Non-GAAP) $260.0 $323.5 $1,062.5 $1,287.0 (-) LMCE - - - 2.1 Revenue - Net of pass through & LMCE (Non-GAAP) $260.0 $323.5 $1,062.5 $1,284.9 Revenue growth % (19.6%) (17.3%) Adjusted EBITDA (Non-GAAP) $37.2 $53.0 $173.4 $254.8 Adjusted EBITDA margin 14.3% 16.4% 16.3% 19.8% ($ in millions) Three months ended Twelve months ended

© 2021 EXELA TECHNOLOGIES, INC Additional Details 26 ($ in millions) As of December 31, 2020 As of March 12, 2021 Liquidity (1) including cash and availability under global credit facilities $107.8 $60.7 Committed and undrawn under existing securitization facility 53.0 53.0 Total $160.8 $113.7 Note: Liquidity as defined per the third amendment of the credit agreement effective May 15, 2020. Additionally, the Company has $53 million capacity under the Loan and Security Agreement dated December 10, 2020 that r emains undrawn in accordance with its terms. (1) Includes $18.5 million and $19.9 million as addbacks for fees paid for advisory and professional services paid until 12. 31.2020 and 3.12.2021, respectively. Does not include $26.8M gross proceeds from equity offering announced March 15, 2021